Exhibit 99

CBS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Fourth Quarter Revenues of $3.5 Billion; Full Year Revenues of $14.0 Billion

Fourth Quarter Adjusted OIBDA of $590.7 Million;
Full Year Adjusted OIBDA of $2.8 Billion

Fourth Quarter Free Cash Flow of $308.3 Million;
Full Year Free Cash Flow of $1.7 Billion

Interactive Segment OIBDA Up Seven-fold in Fourth Quarter

Company Announces Reduction of Quarterly Dividend to $.05 per Share

New York, New York, February 18, 2009 – CBS Corporation (NYSE: CBS.A and CBS) today reported results for the fourth quarter and full year ended December 31, 2008.

“We are clearly in the midst of one of the most difficult financial environments in history, with very little visibility on how long these economic conditions will continue or if there is worse to come,” said Sumner Redstone, Executive Chairman, CBS Corporation.  “But one thing that is clear to me is that Leslie and his team are managing our businesses superbly with an eye toward future growth.  CBS’s strength as a content provider will continue to position it for success.”

“The marketplace was under increasing pressure throughout 2008, yet we were still able to deliver annual revenues of nearly $14 billion, adjusted operating profits of almost $2.8 billion and free cash flow of just under $1.7 billion – results that reflect the quality of our content and the enduring strength of our operations,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation.  “As the contraction of the economy accelerated in the fourth quarter, our businesses were affected – in particular our local businesses – but we did not deviate from our ongoing strategy: to create winning content, regardless of the marketplace.  At the same time, we continue to exercise a very disciplined approach to capital investment, and have taken substantial costs out of all of our businesses, in order to help margins going forward.  We are confident that our considerable operational accomplishments will help position us to capitalize on growth opportunities as soon as the economy improves.”

The Company also announced today that its Board of Directors authorized a reduction in the quarterly dividend from $.27 to $.05 per share.  The dividend is payable on April 1, 2009 to stockholders of record as of March 11, 2009.

Regarding the dividend, Moonves said:  “We have always been vigilant in maintaining our balance sheet in order to provide the strong financial flexibility that is more important than ever in these uncertain economic times.  That’s why we believe this is a prudent action to take while we await improvement in the economy and the credit markets.  CBS continues to produce strong cash flow, and we have returned $5.5 billion of that cash to shareholders in just three years as a stand-alone company.  However, by taking this step now, we will further strengthen our financial flexibility to meet our debt obligations even in difficult credit markets, and still provide our shareholders with an attractive dividend.”

Fourth Quarter 2008 Results

Revenues were $3.53 billion for the fourth quarter of 2008 compared to $3.76 billion for the same prior-year period due to lower advertising revenues in a weak economic environment, partially offset by the acquisition of CNET Networks (“CNET”) and higher affiliate revenues.

Adjusted results for the fourth quarter and full year exclude impairment and restructuring charges, stock-based compensation expense, and the impact of the acquisition of CNET and divestitures.  Reconciliations of all non-GAAP measures to reported results are included on pages 15-21.

On an adjusted basis, operating income before depreciation and amortization (“OIBDA”) for the fourth quarter of 2008 was $590.7 million versus $849.8 million for the same quarter last year and adjusted operating income was $458.1 million versus $730.6 million for last year’s fourth quarter.  These decreases reflected the decline in advertising revenues partially offset by lower entertainment programming costs and lower expenses resulting from cost-saving initiatives.

Adjusted net earnings from continuing operations were $226.7 million, or $.34 per diluted share, for the fourth quarter of 2008 versus $382.5 million, or $.56 per diluted share, for the same quarter last year, principally reflecting lower adjusted operating income.

Reported OIBDA for the fourth quarter of 2008 was $448.9 million versus $824.0 million for the same quarter last year and operating income was $298.2 million for the fourth quarter of 2008 versus $704.8 million for the same quarter last year.  Stock-based compensation expense for the fourth quarter of 2008 was $27.4 million versus $25.8 million for the same quarter last year.  Reported net earnings from continuing operations for the fourth quarter of 2008 were $136.1 million, or $.20 per diluted share, versus $273.1 million, or $.40 per diluted share, for the fourth quarter of 2007.

Free cash flow for the fourth quarter of 2008 increased to $308.3 million from $122.4 million for the same quarter last year primarily reflecting lower cash taxes and capital expenditures.  The Company’s free cash flow for the fourth quarters of 2008 and 2007 was reduced by discretionary contributions of $120.0 million and $150.0 million, respectively, to pre-fund its qualified pension plans.

Full Year 2008 Results

Revenues were $13.95 billion for the full year 2008 versus $14.07 billion for the prior year reflecting lower advertising revenues, including the absence of the 2007 telecast of Super Bowl XLI, and lower Publishing sales, partially offset by higher syndication revenues, driven largely by the new international self-distribution arrangement for the CSI franchise and the domestic cable syndication sale of CSI: New York, higher affiliate revenues and the acquisition of CNET.

Adjusted OIBDA was $2.78 billion for 2008 compared to $3.18 billion for 2007 and adjusted operating income was $2.28 billion for 2008 compared to $2.73 billion for 2007, with lower advertising sales and higher operating costs at Outdoor partially offset by higher profits from syndication sales and lower programming costs.

Adjusted net earnings from continuing operations for 2008 were $1.16 billion versus $1.43 billion for 2007 principally reflecting lower adjusted operating income in 2008.  Adjusted diluted earnings per share were $1.73 for 2008 versus $1.98 for 2007 due to lower adjusted operating income partially offset by lower shares outstanding resulting from 2007 share repurchases.

During 2008, the Company recorded pre-tax non-cash impairment charges totaling $14.18 billion, resulting in a reported OIBDA loss of $11.63 billion and an operating loss of $12.16 billion for 2008, versus OIBDA of $3.08 billion and operating income of $2.62 billion for the prior year.  Stock-based compensation expense was $137.9 million for 2008 versus $106.6 million for 2007.  Reported net earnings from continuing operations were a loss of $11.67 billion, or $17.43 per diluted share, for 2008 versus net earnings of $1.23 billion, or $1.70 per diluted share, for 2007.

Free cash flow was $1.67 billion for 2008 versus $1.71 billion for 2007.

Consolidated and Segment Results

The tables below present the Company’s revenues, OIBDA and operating income, before impairment charges, by segment for the three and twelve months ended December 31, 2008 and 2007 (dollars in millions).  Reconciliations of all non-GAAP measures to reported results are included on pages 15-21.

	Three Months Ended December 31,		Better/	Twelve Months Ended December 31,		Better/
Revenues	2008	2007	(Worse)%	2008	2007	(Worse)%
Television	$ 2,209.6	$ 2,401.9	(8)%	$ 8,991.1	$ 9,108.0	(1)%
Radio	366.7	447.1	(18)	1,539.1	1,753.7	(12)
Outdoor	526.3	618.6	(15)	2,170.6	2,187.3	(1)
Interactive	186.3	58.6	218	421.7	166.1	154
Publishing	245.1	242.3	1	857.7	886.1	(3)
Eliminations	(7.1)	(9.7)	27	(29.8)	(28.3)	(5)
Total Revenues	$ 3,526.9	$ 3,758.8	(6)%	$ 13,950.4	$14,072.9	(1)%

	Three Months Ended December 31,		Better/	Twelve Months Ended December 31,		Better/
OIBDA	2008	2007	(Worse)%	2008	2007	(Worse)%
Television	$ 322.3	$ 494.7	(35)%	$ 1,695.9	$ 1,936.5	(12)%
Radio	79.1	167.4	(53)	499.4	688.7	(27)
Outdoor	98.4	198.9	(51)	467.4	620.9	(25)
Interactive	51.7	6.9	n/m	39.7	(10.3)	n/m
Publishing	28.3	29.5	(4)	88.2	97.2	(9)
Corporate	(50.7)	(49.3)	(3)	(157.1)	(159.0)	1
Residual costs	(16.0)	(24.1)	34	(79.2)	(96.5)	18
OIBDA Before Impairment Charges	513.1	824.0	(38)	2,554.3	3,077.5	(17)
Impairment Charges	(64.2)	—	n/m	(14,181.4)	—	n/m
Total OIBDA	$ 448.9	$ 824.0	(46)%	$ (11,627.1)	$ 3,077.5	n/m

Adjusted OIBDA*	$ 590.7	$ 849.8	(30)%	$ 2,777.2	$ 3,184.1	(13)%

	Three Months Ended December 31,		Better/	Twelve Months Ended December 31,		Better/
Operating Income (Loss)	2008	2007	(Worse)%	2008	2007	(Worse)%
Television	$ 272.2	$ 450.5	(40)%	$ 1,512.5	$ 1,760.7	(14)%
Radio	70.5	159.6	(56)	466.8	657.8	(29)
Outdoor	35.2	142.8	(75)	223.5	404.9	(45)
Interactive	28.7	1.4	n/m	(9.3)	(21.7)	57
Publishing	26.1	27.0	(3)	78.7	88.1	(11)
Corporate	(54.3)	(52.4)	(4)	(170.3)	(171.5)	1
Residual costs	(16.0)	(24.1)	34	(79.2)	(96.5)	18
Operating Income Before Impairment Charges	362.4	704.8	(49)	2,022.7	2,621.8	(23)
Impairment Charges	(64.2)	—	n/m	(14,181.4)	—	n/m
Total Operating Income (Loss)	$ 298.2	$ 704.8	(58)%	$ (12,158.7)	$ 2,621.8	n/m

Adjusted Operating Income*	$ 458.1	$ 730.6	(37)%	$ 2,277.0	$ 2,728.4	(17)%

*Adjusted OIBDA and Adjusted Operating Income exclude impairment and restructuring charges, stock-based compensation expense, and the impact of the acquisition of CNET.   See pages 15 and 16 for a reconciliation of adjusted results.

n/m – not meaningful

Television (CBS Television Network, CBS Television Stations, CBS Paramount Network Television, CBS Television Distribution, Showtime Networks and CBS College Sports Network)

Fourth Quarter

Television revenues for the fourth quarter of 2008 decreased 8% to $2.21 billion from $2.40 billion for the same prior-year period primarily reflecting a decline in advertising revenues in a soft advertising marketplace partially offset by higher political advertising sales and higher affiliate revenues.

Television OIBDA and operating income for the fourth quarter of 2008, in each case before impairment charges, decreased 35% to $322.3 million and 40% to $272.2 million, respectively, due to lower advertising sales and restructuring charges of $25.4 million, partially offset by lower entertainment series costs and higher affiliate revenues.

Full Year

Television revenues for 2008 decreased 1% to $8.99 billion from $9.11 billion for 2007 primarily due to a 13% decline in advertising revenues, reflecting a soft advertising marketplace, the absence of the 2007 telecast of Super Bowl XLI and the impact of the Writers’ Guild of America (“WGA”) strike, partially offset by 41% higher television license fees and higher affiliate revenues.

Television OIBDA and operating income for 2008, in each case before impairment charges, decreased 12% to $1.70 billion and 14% to $1.51 billion, respectively, due to lower advertising sales and restructuring charges of $60.5 million.  These decreases were partially offset by higher profits from syndication sales, principally from the CSI franchise, higher affiliate revenues and lower series costs reflecting the impact of the WGA strike, which was settled in February 2008.  Television results included stock-based compensation expense of $63.3 million and $47.7 million for 2008 and 2007, respectively.

Radio (CBS Radio)

Fourth Quarter

Radio revenues for the fourth quarter of 2008 decreased 18% to $366.7 million from $447.1 million for the same prior-year period, reflecting weakness in the advertising market and the impact of radio station divestitures.

Radio OIBDA and operating income for the fourth quarter of 2008, in each case before impairment charges, decreased 53% to $79.1 million and 56% to $70.5 million, respectively.  Lower advertising sales, restructuring charges of $43.7 million and the absence of profits from divested stations were partially offset by lower talent and employee-related expenses and decreased marketing and promotion costs resulting from restructuring and cost-saving initiatives.

Full Year

Radio revenues for 2008 decreased 12% to $1.54 billion from $1.75 billion for 2007, reflecting weakness in the advertising market and the impact of radio station divestitures.

Radio OIBDA and operating income for 2008, in each case before impairment charges, decreased 27% to $499.4 million and 29% to $466.8 million, respectively, due to lower advertising sales, restructuring charges of $53.9 million and the absence of profits from divested stations.  These declines were partially offset by lower expenses resulting from restructuring and cost-saving initiatives.  Radio results included stock-based compensation expense of $15.5 million and $15.9 million for 2008 and 2007, respectively.

Outdoor (CBS Outdoor)

Fourth Quarter

Outdoor revenues for the fourth quarter of 2008 decreased 15% to $526.3 million from $618.6 million for the same prior-year period due to a weak advertising market and the impact of foreign exchange rate changes as the U.S. dollar strengthened.  Revenues in North America decreased 14% for the quarter primarily due to a revenue decline in the U.S. billboards businesses, and the impact of contract non-renewals and foreign exchange rate changes.  Revenues for International decreased 16%, with the impact of foreign exchange rate changes partially offset by the acquisition of International Outdoor Advertising Group (“IOA”).  In constant dollars, total Outdoor revenues decreased 8% from the fourth quarter of 2007.

Outdoor OIBDA and operating income for the fourth quarter of 2008 decreased 51% to $98.4 million and 75% to $35.2 million, respectively.  North America OIBDA decreased 47% to $78.7 million and operating income decreased 68% to $32.2 million due to the revenue decline combined with higher transit and billboard lease costs.  International OIBDA decreased 62% to $19.7 million and operating income decreased 93% to $3.0 million principally reflecting the revenue decline and increased transit costs.  International operating income was also affected by higher depreciation expense.

Full Year

Outdoor revenues for 2008 decreased 1% to $2.17 billion from $2.19 billion for 2007, with a decline in North America partially offset by growth in International.  Revenues for North America decreased 4%

primarily due to a decline in the U.S. billboards businesses and the impact of contract non-renewals.  Revenues for Outdoor International increased 4% principally due to the acquisition of IOA.

Outdoor OIBDA and operating income for 2008, in each case before impairment charges, decreased 25% to $467.4 million and 45% to $223.5 million, respectively.  North America OIBDA decreased 22% to $403.7 million and operating income decreased 35% to $217.2 million due to the revenue decline, higher transit and billboard lease costs, the impact of contract non-renewals and restructuring charges of $5.4 million.  International OIBDA decreased 38% to $63.7 million and operating income decreased 91% to $6.3 million principally reflecting increased transit costs, the impact of foreign exchange rate changes and restructuring charges of $7.8 million.  International operating income was also impacted by higher depreciation expense.  Outdoor results included stock-based compensation expense of $7.3 million and $5.3 million for 2008 and 2007, respectively.

Interactive (CBS Interactive)

Effective July 1, 2008, the Company created an Interactive segment which combined existing interactive businesses, previously reported in the Television segment, with those of CNET, which was acquired on June 30, 2008.  CNET has been included in the Company’s results from the date of acquisition.

Fourth Quarter

Interactive revenues for the fourth quarter of 2008 increased to $186.3 million from $58.6 million for the same quarter last year, reflecting the acquisition of CNET, higher mobile revenues and higher advertising sales.  On a comparable basis, including CNET in prior year results, Interactive revenues increased 1% from the fourth quarter of 2007.

Interactive OIBDA of $51.7 million for the fourth quarter of 2008 increased from $6.9 million for the same prior-year period and operating income increased to $28.7 million from $1.4 million due to the acquisition of CNET and lower employee-related and marketing costs partially offset by restructuring charges of $2.6 million.

Full Year

Interactive revenues for 2008 increased to $421.7 million from $166.1 million for 2007, reflecting the acquisition of CNET.  On a comparable basis, including CNET in prior year results, Interactive revenues increased 8% from 2007, reflecting an 8% increase in display advertising sales and growth in mobile revenues.

Interactive OIBDA increased to $39.7 million for 2008 from a loss of $10.3 million for 2007 due to the CNET acquisition partially offset by restructuring charges of $3.4 million.  Interactive reported an operating loss of $9.3 million for 2008 versus an operating loss of $21.7 million for 2007.  The 2008 operating loss was due to non-cash depreciation and amortization expense associated with higher fixed asset and intangible asset balances resulting from the acquisition of CNET.  Interactive results included stock-based compensation expense of $4.2 million and $1.9 million for 2008 and 2007, respectively.

Publishing (Simon & Schuster)

Fourth Quarter

Publishing revenues for the fourth quarter of 2008 increased 1% to $245.1 million from $242.3 million for the same prior-year period.  Top-selling titles in the fourth quarter of 2008 included YOU: Being Beautiful by Michael F. Roizen and Mehmet C. Oz, The Purpose of Christmas by Rick Warren and Just After Sunset by Stephen King.

Publishing OIBDA and operating income for the fourth quarter of 2008 decreased 4% to $28.3 million and 3% to $26.1 million, respectively, driven by restructuring charges of $4.2 million partially offset by the revenue increase.

Full Year

Publishing revenues for 2008 decreased 3% to $857.7 million from $886.1 million for 2007 principally reflecting lower book sales versus the prior year, which included the release of The Secret by Rhonda Byrne.

Publishing OIBDA and operating income for 2008 decreased 9% to $88.2 million and 11% to $78.7 million, respectively, driven by the revenue decline and restructuring charges of $4.2 million, partially offset by lower royalty and production costs and a decline in employee-related expenses.  Publishing results included stock-based compensation expense of $4.2 million and $3.5 million for 2008 and 2007, respectively.

Corporate

Corporate expenses before depreciation expense increased 3% to $50.7 million for the fourth quarter of 2008 from $49.3 million for the same prior-year period and, for the year, decreased 1% to $157.1 million for 2008 from $159.0 million for 2007.  Corporate expenses included stock-based compensation expense of $43.4 million and $32.3 million for the full year of 2008 and 2007, respectively.

Residual Costs

Residual costs primarily include pension and postretirement benefits costs for benefit plans retained by the Company for previously divested businesses.  Residual costs decreased to $16.0 million for the fourth quarter of 2008 from $24.1 million for the same prior-year period and, for the year, decreased to $79.2 million for 2008 from $96.5 million for 2007.

Interest Expense

Interest expense of $138.8 million for the fourth quarter of 2008 decreased from $143.9 million for the same prior-year period and, for the year, decreased to $546.6 million for 2008 from $570.9 million for 2007, in both cases primarily due to lower interest rates.

Interest Income

Interest income of $3.0 million for the fourth quarter of 2008 decreased from $13.0 million for the same prior-year period and, for the year, decreased to $42.2 million for 2008 from $116.1 million for 2007, in both cases reflecting lower average cash balances and lower interest rates.

Gain on Early Extinguishment of Debt

Gain on early extinguishment of debt of $8.4 million for the fourth quarter and full year of 2008 reflected the pre-tax gain resulting from the repurchase of $191.8 million of the Company’s 7.70% senior notes due 2010.

Other Items, Net

Other items, net, for all periods presented included the write-down of investments associated with other-than-temporary declines in the market value of the Company’s investments, and pre-tax gains or losses on station divestitures.  Other items, net, for the twelve months ended December 31, 2008 also included a pre-tax gain of $129.8 million on the sale of the Company’s investment in the Sundance Channel.

Provision for Income Taxes

The Company’s effective income tax rate for the fourth quarter was 17.1% for 2008 versus 38.7% for 2007 and, for the year, was 7.3% for 2008 versus 38.5% for 2007.  The effective income tax rates for the fourth quarter and full year of 2008 were affected by the non-cash impairment charges.  On an adjusted basis, excluding the impact of impairment and restructuring charges, stock-based compensation expense, and the impact of the acquisition of CNET and divestitures, the fourth quarter effective income tax rate was 30.2% for 2008 versus 35.4% for 2007 and, for the year, was 34.1% for 2008 versus 35.7% for 2007, primarily reflecting a lower foreign effective income tax rate in 2008.

Other Matters

On December 15, 2008, the Company announced that it entered into an agreement with Clear Channel Communications, Inc. to swap five of its mid-size market radio stations in Baltimore, Portland, Sacramento and Seattle, for two radio stations in Houston, a top 10 radio market.  In addition, on December 22, 2008, the Company signed an agreement with Wilks Broadcasting to sell three of its radio stations in Denver for $19.5 million.  During the fourth quarter of 2008, the Company recorded a pre-tax non-cash impairment charge of $62.0 million to reduce the carrying value of goodwill and intangible assets in connection with these radio sales.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime Networks and CBS College Sports Network), local television (CBS Television Stations), television production and syndication (CBS Paramount Network Television and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment), in-store media (CBS Outernet) and motion pictures (CBS Films).  For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements
This news release contains both historical and forward-looking statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Martin Shea
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-8571
gdschwartz@cbs.com	marty.shea@cbs.com

Dana McClintock	Adam Townsend
Senior Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-1077	(212) 975-5292
dlmcclintock@cbs.com	adam.townsend@cbs.com

Andrea Prochniak	Debra Wichser
Vice President, Corporate Communications	Vice President, Investor Relations
(212) 975-0053	(212) 975-3718
andrea.prochniak@cbs.com	debra.wichser@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues	$3,526.9	$3,758.8	$13,950.4	$14,072.9

Operating income (loss)	298.2	704.8	(12,158.7)	2,621.8

Interest expense	(138.8)	(143.9)	(546.6)	(570.9)
Interest income	3.0	13.0	42.2	116.1
Gain on early extinguishment of debt	8.4	—	8.4	—
Other items, net	(3.8)	(28.5)	79.6	(34.0)
Earnings (loss) before income taxes	167.0	545.4	(12,575.1)	2,133.0

(Provision) benefit for income taxes	(28.6)	(211.1)	919.3	(821.5)
Equity in loss of investee companies, net of tax	(2.3)	(61.2)	(17.6)	(80.7)
Net earnings (loss) from continuing operations	136.1	273.1	(11,673.4)	1,230.8

Net earnings from discontinued operations	—	13.1	—	16.2
Net earnings (loss)	$136.1	$286.2	$(11,673.4)	$1,247.0

Basic net earnings (loss) per common share:
Net earnings (loss) from continuing operations	$.20	$.41	$(17.43)	$1.72
Net earnings from discontinued operations	$—	$.02	$—	$.02
Net earnings (loss)	$.20	$.43	$(17.43)	$1.75

Diluted net earnings (loss) per common share:
Net earnings (loss) from continuing operations	$.20	$.40	$(17.43)	$1.70
Net earnings from discontinued operations	$—	$.02	$—	$.02
Net earnings (loss)	$.20	$.42	$(17.43)	$1.73

Weighted average number of common shares outstanding:
Basic	670.9	671.7	669.8	713.8
Diluted	674.7	678.8	669.8	721.9

Dividends per common share	$.27	$.25	$1.06	$.94

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited; Dollars in millions)

	At December 31,
	2008	2007

Assets

Cash and cash equivalents	$419.5	$1,346.9
Receivables, net	2,749.9	2,678.0
Programming and other inventory	1,027.3	971.9
Prepaid expenses and other current assets	996.1	1,034.1
Total current assets	5,192.8	6,030.9

Property and equipment	4,899.5	4,683.4
Less accumulated depreciation and amortization	1,891.2	1,761.9
Net property and equipment	3,008.3	2,921.5

Programming and other inventory	1,578.1	1,548.5
Goodwill	8,647.8	18,452.0
Intangible assets	7,104.2	10,081.3
Other assets	1,358.1	1,396.0

Total Assets	$26,889.3	$40,430.2

Liabilities and Stockholders’ Equity

Accounts payable	$462.8	$352.3
Participants’ share and royalties payable	962.3	612.5
Program rights	840.1	1,009.7
Current portion of long-term debt	21.3	19.1
Accrued expenses and other current liabilities	2,514.4	2,411.0
Total current liabilities	4,800.9	4,404.6

Long-term debt	6,974.8	7,068.6
Other liabilities	6,516.3	7,484.6
Stockholders’ equity	8,597.3	21,472.4

Total Liabilities and Stockholders’ Equity	$26,889.3	$40,430.2

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited; Dollars in millions)

	Twelve Months Ended
	December 31,
	2008	2007

Operating activities:
Net earnings (loss)	$(11,673.4)	$1,247.0
Less: Net earnings from discontinued operations	—	16.2
Net earnings (loss) from continuing operations	(11,673.4)	1,230.8

Adjustments to reconcile net earnings (loss) from continuing operations to net cash flow provided by operating activities:
Depreciation and amortization	531.6	455.7
Impairment charges	14,181.4	—
Deferred tax provision	(1,221.7)	232.3
Write-down of investments	71.1	24.8
Gain on early extinguishment of debt	(8.4)	—
Net gain on dispositions	(133.3)	(12.9)
Stock-based compensation	137.9	106.6
Equity in loss of investee companies, net of tax and distributions	23.4	88.4
Change in assets and liabilities, net of effects of acquisitions	237.9	54.7
Net cash flow provided by operating activities from discontinued operations	—	4.8
Net cash flow provided by operating activities	2,146.5	2,185.2
Investing activities:
Acquisitions, net of cash acquired	(2,035.3)	(410.0)
Capital expenditures	(474.1)	(469.1)
Investments in and advances to investee companies	(40.2)	(42.3)
Proceeds from dispositions	198.2	562.2
Proceeds from sales of investments	212.7	49.0
Net (payments to) receipts from Viacom Inc. related to the Separation	(7.7)	172.5
Other, net	(7.7)	2.6
Net cash flow used for investing activities	(2,154.1)	(135.1)
Financing activities:
(Repayments to) borrowings from banks, net	(5.3)	1.7
Payment of capital lease obligations	(17.2)	(16.8)
Repayment of notes	(183.2)	(660.0)
Proceeds from issuance of notes	—	678.0
Purchase of Company common stock	(46.4)	(3,351.3)
Dividends	(705.4)	(640.3)
Proceeds from exercise of stock options	31.2	201.7
Excess tax benefit from stock-based compensation	6.5	8.9
Other, net	—	.3
Net cash flow used for financing activities	(919.8)	(3,777.8)
Net decrease in cash and cash equivalents	(927.4)	(1,727.7)
Cash and cash equivalents at beginning of period	1,346.9	3,074.6
Cash and cash equivalents at end of period	$419.5	$1,346.9

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; all amounts, except per share amounts, are in millions)

2008 and 2007 Adjusted Results

The following tables reconcile financial measures excluding impairment and restructuring charges, stock-based compensation expense, and the impact of the acquisition of CNET and divestitures, to the reported measures included in this earnings release.  The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company and makes it easier to compare the Company’s year-over-year results.

	Three Months Ended December 31, 2008
	2008 Reported	Impairment Charges (a)	Restructuring Charges (b)	Stock-Based Compensation	CNET/ Divestitures (c)	2008 Adjusted	Variance vs. 2007 Adjusted
Revenues	$3,526.9	$—	$—	$—	$(117.7)	$3,409.2	(9)%
OIBDA	448.9	64.2	83.3	27.4	(33.1)	590.7	(30)%
Operating income	298.2	64.2	83.3	27.4	(15.0)	458.1	(37)%
Interest expense	(138.8)	—	—	—	—	(138.8)
Interest income	3.0	—	—	—	—	3.0
Gain on early extinguishment of debt	8.4	—	—	—	(8.4)	—
Other items, net	(3.8)	14.7	—	—	(5.1)	5.8
Earnings before income taxes	167.0	78.9	83.3	27.4	(28.5)	328.1
Provision for income taxes	(28.6)	(37.0)	(33.6)	(11.5)	11.6	(99.1)
Effective income tax rate	17.1%					30.2%

Equity in loss of investee companies, net of tax	(2.3)	—	—	—	—	(2.3)
Net earnings from continuing operations	$136.1	$41.9	$49.7	$15.9	$(16.9)	$226.7	(41)%
Diluted EPS	$.20	$.06	$.07	$.02	$(.03)	$.34	(39)%
Weighted average number of common shares outstanding	674.7					674.7

	Three Months Ended December 31, 2007
	2007 Reported	Impairment Charges (a)	Station Divestitures (d)	Stock-Based Compensation	2007 Adjusted
Revenues	$3,758.8	$—	$—	$—	$3,758.8
OIBDA	824.0	—	—	25.8	849.8
Operating income	704.8	—	—	25.8	730.6
Interest expense	(143.9)	—	—	—	(143.9)
Interest income	13.0	—	—	—	13.0
Other items, net	(28.5)	24.8	2.6	—	(1.1)
Earnings before income taxes	545.4	24.8	2.6	25.8	598.6
Provision for income taxes	(211.1)	(9.8)	18.8	(10.1)	(212.2)
Effective income tax rate	38.7%				35.4%

Equity in loss of investee companies, net of tax	(61.2)	57.3	—	—	(3.9)
Net earnings from continuing operations	$273.1	$72.3	$21.4	$15.7	$382.5
Diluted EPS	$.40	$.11	$.03	$.02	$.56
Weighted average number of common shares outstanding	678.8				678.8

(a)    Reflects 2008 non-cash impairment charges at Radio ($62.0 million) and Television ($2.2 million) as well as other-than-temporary declines in the market value of investments in both 2008 and 2007.

(b)    Restructuring charges at Television ($25.4 million), Radio ($43.7 million), Outdoor ($5.9 million), Interactive ($2.6 million), Publishing ($4.2 million) and Corporate ($1.5 million) primarily reflecting severance costs associated with headcount reductions.

(c)    Reflects the results of CNET for the three months ended December 31, 2008 and the $14.7 million pre-tax gain ($.01 per share) from the early extinguishment of debt and divestitures.

(d)    Impact of the pre-tax loss and related tax provision of the divestitures of radio stations.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

	Twelve Months Ended December 31, 2008
	2008 Reported	Impairment Charges (a)	Restructuring Charges (b)	Stock-Based Compensation	CNET/ Divestitures (c)	2008 Adjusted	Variance vs. 2007 Adjusted
Revenues	$13,950.4	$—	$—	$—	$(222.5)	$13,727.9	(2)%
OIBDA	(11,627.1)	14,181.4	136.7	137.9	(51.7)	2,777.2	(13)%
Operating income (loss)	(12,158.7)	14,181.4	136.7	137.9	(20.3)	2,277.0	(17)%
Interest expense	(546.6)	—	—	—	—	(546.6)
Interest income	42.2	—	—	—	—	42.2
Gain on early extinguishment of debt	8.4	—	—	—	(8.4)	—
Other items, net	79.6	71.1	—	—	(131.7)	19.0
Earnings (loss) before income taxes	(12,575.1)	14,252.5	136.7	137.9	(160.4)	1,791.6
Benefit (provision) for income taxes	919.3	(1,482.5)	(54.7)	(55.2)	62.3	(610.8)
Effective income tax rate	7.3%					34.1%

Equity in loss of investee companies, net of tax	(17.6)	—	—	—	—	(17.6)
Net earnings (loss) from continuing operations	$(11,673.4)	$12,770.0	$82.0	$82.7	$(98.1)	$1,163.2	(19)%
Diluted EPS	$(17.43)	$19.07	$.12	$.12	$(.15)	$1.73	(13)%
Weighted average number of common shares outstanding	669.8					674.2

	Twelve Months Ended December 31, 2007
	2007 Reported	Impairment Charges (d)	Station Divestitures (e)	Stock-Based Compensation	2007 Adjusted
Revenues	$14,072.9	$—	$—	$—	$14,072.9
OIBDA	3,077.5	—	—	106.6	3,184.1
Operating income	2,621.8	—	—	106.6	2,728.4
Interest expense	(570.9)	—	—	—	(570.9)
Interest income	116.1	—	—	—	116.1
Other items, net	(34.0)	24.8	(10.0)	—	(19.2)
Earnings before income taxes	2,133.0	24.8	(10.0)	106.6	2,254.4
Provision for income taxes	(821.5)	(9.8)	68.5	(42.2)	(805.0)
Effective income tax rate	38.5%				35.7%

Equity in loss of investee companies, net of tax	(80.7)	62.9	—	—	(17.8)
Net earnings from continuing operations	$1,230.8	$77.9	$58.5	$64.4	$1,431.6
Diluted EPS	$1.70	$.11	$.08	$.09	$1.98
Weighted average number of common shares outstanding	721.9				721.9

(a)    Represents non-cash impairment charges to reduce goodwill and other intangible assets at Television ($7.95 billion), Radio ($3.38 billion) and Outdoor ($2.86 billion) and to write-down the market value of investments ($71.1 million) due to other-than-temporary declines.

(b)    Restructuring charges at Television ($60.5 million), Radio ($53.9 million), Outdoor ($13.2 million), Interactive ($3.4 million), Publishing ($4.2 million) and Corporate ($1.5 million) primarily reflecting severance costs associated with headcount reductions.

(c)    Reflects the results of CNET since its acquisition, the pre-tax gain of $129.8 million ($.12 per share) on the sale of investment in the Sundance Channel, and the $12.1 million pre-tax gain ($.01 per share) from the early extinguishment of debt and station divestitures.

(d)    Other-than-temporary declines in the market value of investments.

(e)    Pre-tax gain and related tax provision of the divestitures of television and radio stations.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Operating Income (Loss) Before Depreciation and Amortization

The following tables set forth the Company’s Operating Income (Loss) Before Depreciation and Amortization (“OIBDA”) for the three and twelve months ended December 31, 2008 and 2007.  The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Statements of Operations: Net earnings from discontinued operations; Equity in loss of investee companies, net of tax; (Provision) benefit for income taxes; Other items, net; Gain on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization.  The Company defines “OIBDA Before Impairment Charges” as OIBDA less impairment charges.

The Company presents OIBDA Before Impairment Charges on a segment basis as the primary measure of profit and loss for its operating segments in accordance with SFAS 131, “Disclosure about Segments of an Enterprise and Related Information.”

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods.  This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of total OIBDA to net earnings (loss) and OIBDA Before Impairment Charges for each segment to such segment’s operating income (loss), the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; Dollars in millions)

Three Months Ended December 31, 2008
	OIBDA Before Impairment Charges	Depreciation and Amortization	Operating Income (Loss) Before Impairment Charges	Impairment Charges	Operating Income (Loss)
Television	$ 322.3	$ (50.1)	$ 272.2	$ (2.2)	$ 270.0
Radio	79.1	(8.6)	70.5	(62.0)	8.5
Outdoor	98.4	(63.2)	35.2	—	35.2
Interactive	51.7	(23.0)	28.7	—	28.7
Publishing	28.3	(2.2)	26.1	—	26.1
Corporate	(50.7)	(3.6)	(54.3)	—	(54.3)
Residual costs	(16.0)	—	(16.0)	—	(16.0)
Total	$ 513.1	$ (150.7)	$ 362.4	$ (64.2)	$ 298.2

Three Months Ended December 31, 2007
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$ 494.7	$ (44.2)	$ 450.5
Radio	167.4	(7.8)	159.6
Outdoor	198.9	(56.1)	142.8
Interactive	6.9	(5.5)	1.4
Publishing	29.5	(2.5)	27.0
Corporate	(49.3)	(3.1)	(52.4)
Residual costs	(24.1)	—	(24.1)
Total	$ 824.0	$ (119.2)	$ 704.8

	Three Months Ended December 31,
	2008	2007
OIBDA Before Impairment Charges	$ 513.1	$ 824.0
Impairment Charges	(64.2)	—
Total OIBDA	448.9	824.0
Depreciation and amortization	(150.7)	(119.2)
Operating income	298.2	704.8
Interest expense	(138.8)	(143.9)
Interest income	3.0	13.0
Gain on early extinguishment of debt	8.4	—
Other items, net	(3.8)	(28.5)
Earnings before income taxes	167.0	545.4
Provision for income taxes	(28.6)	(211.1)
Equity in loss of investee companies, net of tax	(2.3)	(61.2)
Net earnings from continuing operations	136.1	273.1
Net earnings from discontinued operations	—	13.1
Net earnings	$ 136.1	$ 286.2

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued) (Unaudited; Dollars in millions)

Twelve Months Ended December 31, 2008
	OIBDA Before Impairment Charges	Depreciation and Amortization	Operating Income (Loss) Before Impairment Charges	Impairment Charges	Operating Income (Loss)
Television	$1,695.9	$(183.4)	$1,512.5	$(7,945.5)	$(6,433.0)
Radio	499.4	(32.6)	466.8	(3,380.7)	(2,913.9)
Outdoor	467.4	(243.9)	223.5	(2,855.2)	(2,631.7)
Interactive	39.7	(49.0)	(9.3)	—	(9.3)
Publishing	88.2	(9.5)	78.7	—	78.7
Corporate	(157.1)	(13.2)	(170.3)	—	(170.3)
Residual costs	(79.2)	—	(79.2)	—	(79.2)
Total	$2,554.3	$(531.6)	$2,022.7	$(14,181.4)	$(12,158.7)

Twelve Months Ended December 31, 2007
	OIBDA	Depreciation and Amortization	Operating Income (Loss)
Television	$1,936.5	$(175.8)	$1,760.7
Radio	688.7	(30.9)	657.8
Outdoor	620.9	(216.0)	404.9
Interactive	(10.3)	(11.4)	(21.7)
Publishing	97.2	(9.1)	88.1
Corporate	(159.0)	(12.5)	(171.5)
Residual costs	(96.5)	—	(96.5)
Total	$3,077.5	$(455.7)	$2,621.8

	Twelve Months Ended December 31,
	2008	2007
OIBDA Before Impairment Charges	$2,554.3	$3,077.5
Impairment Charges	(14,181.4)	—
Total OIBDA	(11,627.1)	3,077.5
Depreciation and amortization	(531.6)	(455.7)
Operating income (loss)	(12,158.7)	2,621.8
Interest expense	(546.6)	(570.9)
Interest income	42.2	116.1
Gain on early extinguishment of debt	8.4	—
Other items, net	79.6	(34.0)
Earnings (loss) before income taxes	(12,575.1)	2,133.0
Benefit (provision) for income taxes	919.3	(821.5)
Equity in loss of investee companies, net of tax	(17.6)	(80.7)
Net earnings (loss) from continuing operations	(11,673.4)	1,230.8
Net earnings from discontinued operations	—	16.2
Net earnings (loss)	$(11,673.4)	$1,247.0

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow from operating activities less capital expenditures and operating cash flow of discontinued operations.  The Company uses free cash flow, among other measures, to evaluate its operating performance.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures and operating cash flow of discontinued operations from net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.  The Company provides below a reconciliation of free cash flow to net cash flow provided by operating activities, the most directly comparable amount reported under GAAP.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net cash flow provided by operating activities	$432.8	$289.3	$2,146.5	$2,185.2
Less capital expenditures	124.5	166.9	474.1	469.1
Less operating cash flow of discontinued operations	—	—	—	4.8
Free cash flow	$308.3	$122.4	$1,672.4	$1,711.3

The following table presents a summary of the Company’s cash flows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net cash flow provided by operating activities	$432.8	$289.3	$2,146.5	$2,185.2
Net cash flow used for investing activities	$(199.0)	$(2.9)	$(2,154.1)	$(135.1)
Net cash flow used for financing activities	$(367.4)	$(165.5)	$(919.8)	$(3,777.8)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Interactive Segment Comparable Revenues Reconciliation

The Company acquired CNET on June 30, 2008.  The following table presents the revenues for the Interactive segment on a comparable basis, which includes the revenues of CNET for all periods presented.  The Company believes that adjusting the revenues of the Interactive segment to include CNET prior to acquisition provides investors with a clearer perspective on the current underlying financial performance of the Interactive segment.

	Three Months Ended			Twelve Months Ended
	December 31,		Better/	December 31,		Better/
	2008	2007	(Worse)%	2008	2007	(Worse)%
Interactive revenues, as reported	$186.3	$58.6	218%	$421.7	$166.1	154%
CNET revenues prior to June 30, 2008 acquisition	—	125.6	n/m	193.8	405.9	n/m
Interactive revenues, comparable basis	$186.3	$184.2	1%	$615.5	$572.0	8%

n/m - not meaningful